UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
May 1, 2006

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4440 Rosewood Drive,  Pleasanton, California 94588-3050
 (Address of principal executive offices)

Registrant’s telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROSS STORES, INC.   4440 Rosewood Drive, Pleasanton, California 94588-3050   (925) 965-4400

Item 1.01 Entry into a Material Definitive Agreement.

Effective May 1, 2006, the Company entered into a First Amendment to the Employment Agreement between the Company and Barbara Levy, Executive Vice President, Merchandising for the Company (the “Amendment”).

The Amendment provides that Ms. Levy will retire from her current position as of a date to be determined by the Company’s Chief Executive Officer (the “Retirement Date”) with at least 30 days notice, which date shall be no later than August 1, 2007 or 150 days following the commencement of employment of a replacement General Merchandise Manager in her position, whichever is sooner.  Following the Retirement Date, Ms. Levy will serve as an independent contractor consultant to the Company for periods equivalent to up to two (2) days per week, as requested by the Company, for a term of twelve (12) months (the “Consulting Period”).

Compensation and Related Matters.  The Amendment provides Ms. Levy with the following compensation and related benefits:

Salary and Bonus.  While she remains an employee, and thereafter during the Consulting Period, Ms. Levy will continue to receive her full salary (not less than her current salary of $600,000 per year).  Ms. Levy will be eligible to receive a full year’s bonus for the Company’s fiscal year 2006, calculated and paid under the then-existing bonus plan for senior executives of the Company (the “Bonus Plan”).  For the Company’s fiscal year 2007, if Ms. Levy remains employed until August 1, 2007, she will be eligible to receive a full year’s bonus calculated and paid under the Bonus Plan.  For the Company’s fiscal year 2007, if Ms. Levy does not remain employed until August 1, 2007, she will be eligible to receive a pro-rata bonus based on the number of full days she works in that year.  Payments of bonuses to Ms. Levy will be made at the same time as bonus payments to other senior executives of the Company under the Bonus Plan.

Equity Compensation.  All stock options granted to Ms. Levy by the Company will continue to vest and remain exercisable in accordance with their existing terms.  The restricted stock award granted to Ms. Levy on March 20, 2003 will vest in full on March 20, 2007, or upon termination if the Retirement Date is prior to March 20, 2007.  Subject to her continued employment through the following dates, her restricted stock award granted on March 29, 2004 will vest 25% on February 1, 2007, an additional 25% on May 1, 2007, and the remaining 50% on July 31, 2007.

Benefits.  The Company will pay for health care coverage for Ms. Levy and any of her dependents participating in the Company’s medical, dental, vision and prescription plans as of the Retirement Date, for a period of sixty (60) months following the Retirement Date.  The Company will also pay Ms. Levy, on a lump sum, after-tax basis, $1,670 for estimated one-year’s premium cost for her Company-provided life insurance policy and $15,000 for estate-tax and financial planning services.  Ms. Levy will be entitled to continued use of the Company’s “Employee Discount” during her employment and Consulting Period, and thereafter.

The Company is permitted to defer payments of compensation and benefits to Ms. Levy to the extent determined necessary to avoid excise or penalty tax consequences.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 5, 2006

ROSS STORES, INC.
Registrant

By:	/s/ J. Call

John G. Call
Senior Vice President, Chief Financial Officer,
Principal Accounting Officer and Corporate Secretary

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